Exhibit 99.1

News Release

For Immediate Release

ALERIS INTERNATIONAL, INC. ANNOUNCES THE APPOINTMENT OF JOESPH M. MALLAK,

SENIOR VICE PRESIDENT, FINANCE, CHIEF ACCOUNTING OFFICER AND CONTROLLER

BEACHWOOD, OH – August 8, 2007 – Aleris International, Inc. today announces the appointment of Joseph M. Mallak, Senior Vice President, Finance, Chief Accounting Officer and Controller.

Joseph M. Mallak has joined Aleris and has been elected Senior Vice President, Finance, Chief Accounting Officer and Controller by the Board of Directors. Bob Holian, who has been serving in this role and has also been leading the implementation of the Swiss CE structure in Europe, will continue to work full time on the completion of this major initiative for the Company.

Mr. Mallak has over twenty years of finance and accounting experience in private and public US and international manufacturing organizations. In his most recent role, Mr. Mallak was a Managing Director for The Reserve Group, a private equity firm based in Akron, Ohio, where he led the strategic repositioning and restructuring of several portfolio companies.

Prior to joining The Reserve Group, Mr. Mallak served as Vice President, Chief Financial Officer & Treasurer of Stoneridge Inc. (NYSE; SRI), a publicly traded automotive engineered products company. Prior to Stoneridge, Mr. Mallak served as Vice President and CFO for a global Textron division. He began his career with the Ford Motor Company. “Joe’s demonstrated track record in a wide array of leadership roles in accounting, finance, and mergers and acquisitions will be a great asset in his new role with Aleris”, said Mike Friday, Executive Vice President and Chief Financial Officer.

About Aleris

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. The Company is also a recycler of zinc and a leading U.S. manufacturer of zinc metal and value-added zinc products that include zinc oxide and zinc dust. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 50 production facilities in North America, Europe, South America and Asia, and has approximately 8,500 employees. For more information about Aleris, please visit our Web site at www.aleris.com.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2007 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating Aleris’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; an anticipated favorable economic environment in 2007; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, Aleris’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisitions; further slowdowns in automotive production in the U.S. and Europe; the financial condition of Aleris’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that Aleris processes; the ability of Aleris to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of Aleris; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of Aleris’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of Aleris’s shipments; restrictions on and future levels and timing of capital expenditures; retention of Aleris’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in Aleris’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to Aleris’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended March 31, 2007, particularly the sections entitled “Risk Factors” contained therein.

Contact:	Michael D. Friday
Aleris International, Inc.
Phone # 216-910-3503